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                                                                     Exhibit 5.1




                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                              The Chrysler Building
                              405 Lexington Avenue
                               New York, NY 10174
                            Telephone (212) 973-0111      The Washington Harbour
                          300 Facsimile (212) 891-9598  3000 K Street, NW, Suite
                                 www.swidlaw.com       Washington, DC 20007-5116
                                                        Telephone (202) 424-7500
                                                        Facsimile (202) 424-7647




                                  June 14, 2004


Inhibitex, Inc.
1165 Sanctuary Parkway
Suite 400
Alpharetta, GA 30004

Ladies and Gentlemen:

      On the date hereof, Inhibitex, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a Registration Statement under the Securities Act of 1933, as amended (the "Act"), on Form S-8 (the "Registration Statement"), relating to 2,884,255 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"), which are being offered pursuant to the Company's (i) 2004 Stock Incentive Plan (the "2004 Plan"), (ii) 2004 Employee Stock Purchase Plan,
(iii) 2002 Non-Employee Directors Stock Option Plan (the "2002 Plan), and (iv) Amended and Restated 1998 Equity Ownership Plan (the "1998 Plan" and collectively, the "Plans"). All shares of Common Stock registered under the Registration Statement are herein called the "Shares." This opinion is an exhibit to the Registration Statement.

      We have acted as corporate and securities counsel to the Company with respect to the proposed offer and sale of the Shares pursuant to the Registration Statement, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection therewith.

      We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of (i) the Company's Eighth Amended and Restated Certificate of Incorporation, (ii) the Company's Amended and Restated By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by its directors and stockholders relating to the Company and the proposed offering, (iv) each of the Plans, and (v) forms of option agreements that we understand are typically used by the Company in connection with grants under the 2004 Plan, the 2002 Plan and the 1998 Plan. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion may relate to securities to be issued in the future,
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Inhibitex, Inc.
June 14, 2004
Page 2


we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

      Our opinion herein is based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares).

      Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares to be sold by the Company under the Registration Statement have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of various states of the United States in which such Shares will be offered and/or sold in the proposed public offering, when issued in accordance with the terms of the Plans and the applicable option agreements referred to in clause
(v) of the third paragraph hereof, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering that is the subject of this opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act of 1933, or the rules and regulations of the Securities and Exchange Commission.

      This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                                   Very truly yours,

                                        /s/ Swidler Berlin Shereff Friedman, LLP
                                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF:DSR:RAG:LGG:JR